EXHIBIT 21.1

AVAYA INC.

Subsidiaries of the Registrant

Company Name	Jurisdiction/State of Incorporation/Formation
3102455 Nova Scotia Company	Canada
AC Technologies Inc.	Delaware, US
Avaya (China) Communication Co. Ltd.	China
Avaya (Dalian) Intelligent Communication Co. Ltd.	China
Avaya (Gibraltar) Investments Limited	Gibraltar
Avaya (Japan) Ltd.	Japan
Avaya (Malaysia) Sdn. Bhd.	Malaysia
Avaya Argentina S.R.L.	Argentina
Avaya Asset Management GmbH & Co. KG	Germany
Avaya Australia Pty LTD.	Australia
Avaya Austria GmbH	Austria
Avaya Belgium SPRL	Belgium
Avaya Beteiligungs GmbH	Germany
Avaya Brasil LTDA.	Brazil
Avaya CALA Inc.	Delaware, US
Avaya Canada Corp.	Canada
Avaya Capital Ireland (Ireland incorp)	Ireland
Avaya Capital Ireland (UK incorp)	United Kingdom
Avaya Chile Limitada	Chile
Avaya CIS LLC	Russian Federation
Avaya Communication de Colombia S.A.	Colombia
Avaya Communication de Mexico S.A. de C.V.	Mexico
Avaya Communication Israel Ltd.	Israel
Avaya Comunicación España S.L.U.	Spain
Avaya Cyprus Investments Limited	Cyprus
Avaya Czech Republic s.r.o.	Czech Republic
Avaya d.o.o. (Croatia)	Croatia
Avaya d.o.o. (Slovenia)	Slovenia
Avaya Denmark ApS	Denmark
Avaya Deutschland GmbH	Germany
Avaya Dutch Holdco B.V.	Netherlands
Avaya ECS Limited	United Kingdom
Avaya Egypt LLC	Egypt
Avaya EMEA Ltd.	Delaware, US
Avaya Enterprises Ireland Limited	Ireland
Avaya Enterprises S.R.L.	Romania
Avaya Federal Solutions, Inc.	Delaware, US
Avaya Finland Oy	Finland
Avaya France SAS	France
Avaya GCM Sales LImited	Ireland
Avaya German Holdco GmbH	Germany
Avaya Germany GmbH	Germany
Avaya GmbH & Co. KG	Germany
Avaya Government Solutions Inc.	Delaware, US
Avaya Holding EMEA BV	Netherlands
Avaya Holdings Limited	Ireland
Avaya Holdings LLC	Delaware, US

Company Name	Jurisdiction/State of Incorporation/Formation
Avaya Holdings Two, LLC	Delaware, US
Avaya Hong Kong Company Limited	Hong Kong
Avaya Hungary Ltd./Avaya Hungary Communication Limited Liability Company	Hungary
Avaya India (SEZ) Pvt Ltd	India
Avaya India Private Limited	India
Avaya Integrated Cabinet Solutions Inc.	Delaware, US
Avaya International Enterprises Ltd.	Ireland
Avaya International Sales Limited	Ireland
Avaya Ireland Limited	Ireland
Avaya Italia S.p.A.	Italy
Avaya Korea Ltd.	Korea, Republic Of
Avaya Limited	United Kingdom
Avaya Luxembourg Investments S.a.r.l.	Luxembourg
Avaya Luxembourg Sarl	Luxembourg
Avaya Macau Limitada	China
Avaya Management Services Inc.	Delaware, US
Avaya Mauritius Ltd	Mauritius
Avaya Nederland B.V.	Netherlands
Avaya New Zealand Limited	New Zealand
Avaya Norway AS	Norway
Avaya Panama Ltda.	Panama
Avaya Peru S.R.L.	Peru
Avaya Philippines, Inc.	Philippines
Avaya Poland Sp. z.o.o.	Poland
Avaya Puerto Rico, Inc.	United States
Avaya Real Estate Management GmbH	Germany
Avaya Sales Limited	Ireland
Avaya Singapore Pte Ltd	Singapore
Avaya Slovakia s.r.o.	Slovakia
Avaya Sweden AB	Sweden
Avaya Switzerland GmbH	Switzerland
Avaya UK	United Kingdom
Avaya UK Holdings Limited	United Kingdom
Avaya Venezuela S.R.L.	Venezuela
Avaya Vertriebs GmbH	Germany
Avaya Verwaltungs GmbH	Germany
Avaya World Services Inc.	Delaware, US
Integrated Information Technology Corporation	Illinois, US
Mosaix Limited	United Kingdom
Network Alchemy Ltd.	United Kingdom
Nimcat Networks General Partnership	Canada
Octel Communications LLC	Delaware, US
Octel Communications Ltd.	United Kingdom
Octel Communications Services Ltd.	United Kingdom
P.T. Avaya Indonesia	Indonesia
PT Sierra Communication Indonesia	Indonesia
Rhetorex Europe Ltd.	United Kingdom
Sierra Asia Pacific Inc.	Delaware, US
Sierra Communication International LLC	Delaware, US
Soundlogic Acquisition ULC	Canada
Spectel (UK) Limited	United Kingdom
Spectel Limited	Ireland

Company Name	Jurisdiction/State of Incorporation/Formation
Spectel Operations Limited	Ireland
Spectel Research Limited	Ireland
Spectel Systems Limited	Ireland
Technology Corporation of America, Inc.	Delaware, US
Tenovis Comergo GmbH	Germany
Tenovis Direct GmbH*	Germany
Tenovis Netherlands BV	Netherlands
Tenovis SRL, Italy	Italy
Tenovis Telecom Frankfurt GmbH & Co. KG	Germany
Ubiquity Software Corporation	Delaware, US
Ubiquity Software Corporation Limited	United Kingdom
VPNet Technologies, Inc.	United States
Windward Corp.	Cayman Islands
ZAO Avaya	Russian Federation

* Owns less than 100%